Exhibit 23(a)


CONSENT OF INDEPENDENT AUDITORS





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Northbrook Life Insurance Company on Form S-3 of our report dated February 19, 1999, appearing in the Annual Report on Form 10-K of Northbrook Life Insurance Company for the year ended December 31, 1998, which was incorporated by reference in Registration Statement No. 033-90272 on Form S-3, which is incorporated by reference in this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus also contained in Registration Statement No. 033-90272.





Chicago, Illinois
February 2, 2000





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Exhibit 23(b)

CONSENT OF ATTORNEYS

Freedman, Levy, Kroll & Simonds




                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus, dated May 1, 1999, incorporated by reference in the Form S-3 Registration Statement of Northbrook Life Insurance Company to which this consent relates.

                                            /s/FREEDMAN, LEVY, KROLL & SIMONDS



Washington, D.C.
February 2, 2000